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                                                                   EXHIBIT 10.17


February 22, 2000



Lee J. Finck
1015 Sherman Ave.
Menlo Park, CA 94025
650-854-7329

Dear Lee J. Finck,

I am delighted to offer you the position of Regional Vice President with SiteSmith, Inc. You will report directly to me, Ken Epstein, Vice President of Sales.

The following summarizes the details of our verbal offer:

Start Date:                            March 6, 2000

Title:                                 Regional Vice President

Annual Base Salary:                    $125,000.00
In addition you will be receiving a $25,000.00 sign on bonus, which will be owed back to the company if you voluntarily depart before March 6, 2001.

We are also offering you the potential to earn up to or exceed an annual MBO amount of $75,000.00 based on agreed goals and your performance towards these goals.

Stock Option Grant:                    50,000 Shares
(Stock Option Grant is subject to the rules of the SiteSmith, Inc. Employee Stock Plan, Vesting Schedule and Approval of the Board of Directors. This plan will be sent under separate cover.)

Vacation:                              16 Personal Time Off (PTO) days per year


You will also be eligible for coverage under the SiteSmith, Inc., Medical and Dental plans and Life Insurance plan. Descriptions of these plans will be provided when you report for work.

Enclosed is our company's Confidentiality Agreement and Invention Assignment Agreement. Please be sure to read each of these Agreements and understand that you will be asked to sign each Agreement as a condition of employment.

SiteSmith, Inc., is an "at will employer" thus either you or the Company may terminate the employment relationship at any time for any reason with or without cause.

We are pleased to extend this offer to you until March 28, 2000. To accept, please sign below and return to Rosa Cooper, HR Manager, SiteSmith, 3283 Scott Blvd., Santa Clara, CA 95054. Please retain the duplicate for your records.


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Lee J. Finck, we are very excited about the prospects of working with you. In fact, we believe that you will be an important contributor towards our continued success.

Sincerely,

/s/ Ken Epstein
Ken Epstein

Vice President of Sales
SiteSmith, Inc.

Accepted and Agreed to by:


/S/ Lee J. Finck                                         3-6-00
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Lee J. Finck                                   Date


         3/27/00
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Start Date (If different from above)